 EXHIBIT 99

EXHIBIT INDEX

The following exhibits are filed as a part of this Form 10-K Registration Statement. Certain of these exhibits are incorporated by reference as indicated. Items marked with an asterisk (*) are filed herein.
Exhibit No.                        Description of Exhibits
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             Articles of Incorporation and Bylaws:

    3.(i)A    Articles of  Incorporation  and Bylaws of Farmland  Industries,  Inc.  effective  December 10, 1998.
               (Incorporated by Reference - Form S-1/A, filed December 16, 1998)

             Instruments Defining the Rights of Security Holders, including Indentures**:

     4.(i)A    Form of Trust Indenture with UMB Bank, National Association, providing for issuance of unsubordinated debt securities, including form of Demand Loan Certificates. (Incorporated by
               Reference - Form S-1, No. 33-40759, effective December 31, 1997)

     4.(i)B    Form of Trust Indenture with Commerce Bank, National Association, providing for issuance of subordinated debt securities, including forms of Ten-Year Bond, Series A, Ten-Year Bond, Series B,
               Five-Year Bond, Series C, Five-Year Bond, Series D, Ten-Year Monthly Income Bond, Series E,
               Ten-Year Monthly Income Bond, Series F, Five-Year Monthly Income Bond, Series G and Five-Year
               Monthly Income Bond, Series H. (Incorporated by Reference - Form  S-1, No. 33-40759, effective
               December 31, 1997)

     4.(i)C    Certificate of  Designation  for a Series of Preferred  Shares  Designated as 8% Series A Cumulative
               Redeemable Preferred Shares,  dated December 19, 1997.  (Incorporated by Reference - Form S-2, filed
               April 3, 1998)

     4(.ii)A   Syndicated  Credit Facility between Farmland  Industries,  Inc. and various banks dated May 10, 2000
               (Incorporated by Reference - Form 10-Q filed July 17, 2000)

             Material Contracts:

             Management Remunerative Plans:

*   10.(iii)A  Employee Variable Compensation Plan (September 1, 2000 - August 31, 2001)

*   10.(iii)B  Board of Directors Life Insurance

    10.(iii)C  Farmland  Industries,   Inc.  Supplemental  Executive  Retirement  Plan  (As  Amended  and  Restated
               Effective September 1, 1999) (Incorporated by Reference - Form 10-K filed November 19, 1999).

               10.(iii)C(1)Resolution  Approving  the  Revision  of  Appendix  A and  Appendix A  (Incorporated  by
               Reference - Form 10-K, filed November 27, 1996)

    10.(iii)D  Farmland Industries, Inc. Executive Deferred Compensation Plan (As Amended and Restated Effective
               November 1, 1996) (Incorporated by Reference - Form 10-K, filed November 27, 1996).

    10.(iii)E Employment  agreement between Farmland and Mr. H. D. Cleberg,  dated March 1, 2000  (Incorporated by
               Reference - Form 10-Q, filed July 17, 2000).

*   10.(iii)F  Employment agreement between Farmland and Mr. Robert W. Honse, dated August 1, 2000

    10.(iii)G Employment   agreement   between  Farmland  and  Mr.  William   Fielding,   dated  January  31,  2000
              (Incorporated by Reference - Form 10-Q filed April 14, 2000).

*   10.(iii)H  Agriliance Staff Variable Pay Program FY200

*   21         Subsidiaries of the Registrant

*   24         Power of Attorney

*   27         Financial Data Schedule